EXHIBIT 12(b)

FLORIDA POWER & LIGHT COMPANY
COMPUTATION OF RATIO


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											    Three Months Ended
											      March 31, 2000
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												(millions)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ..............................................................................         $110
  Income taxes ............................................................................           58
  Fixed charges, as below .................................................................           43

    Total earnings, as defined ............................................................         $211

Fixed charges, as defined:
  Interest charges ........................................................................         $ 40
  Rental interest factor ..................................................................            1
  Fixed charges included in nuclear fuel cost .............................................            2

    Total fixed charges, as defined .......................................................         $ 43

Ratio of earnings to fixed charges ........................................................         4.91




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Earnings, as defined:
  Net income ..............................................................................         $110
  Income taxes ............................................................................           58
  Fixed charges, as below .................................................................           43

    Total earnings, as defined ............................................................         $211

Fixed charges, as defined:
  Interest charges ........................................................................         $ 40
  Rental interest factor ..................................................................            1
  Fixed charges included in nuclear fuel cost .............................................            2

    Total fixed charges, as defined .......................................................           43

Non-tax deductible preferred stock dividends ..............................................            4
Ratio of income before income taxes to net income .........................................         1.53

Preferred stock dividends before income taxes .............................................            6

Combined fixed charges and preferred stock dividends ......................................         $ 49

Ratio of earnings to combined fixed charges and preferred stock dividends .................         4.31
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